EXHIBIT 10.47

                            Advanced Aesthetics, Inc.

                               501 Madison Avenue

                               New York, NY 10022

                                                 December 20, 2005
L Capital Management SAS
18 Rue Francois 1er
75008 Paris France
Attention: Philippe Franchet

                  Re:      Consulting Services Agreement

Gentlemen:

         In connection with the contemplated execution of a Share Exchange Agreement (the "Share Exchange Agreement") by Advanced Aesthetics, Inc. (the "Company") and its shareholders with TrueYou.com, Inc. (the "Public Transaction"), we are writing to confirm our mutual agreement regarding the termination of the Consulting Services Agreement dated November 25, 2003, between L Capital Management SAS ("L Capital") and the Company (the "Agreement").

         1. Termination of the Agreement. Upon the closing of the Public Transaction, with no further action by either of us, the Agreement will be terminated and be of no further force except that the provisions of Sections 6, 8 and 9 of the Agreement shall survive termination.

         2. Payments of Accrued and Unpaid Interest. We both agree that as of this date, $877,639 in accrued and unpaid fees is due to L Capital under the Agreement. The Company agrees that no later than one year after the closing of the Public Transaction, it will pay to L Capital, all such accrued and unpaid fees and any unpaid fees accruing after December 20, 2005 in the event that the closing of the Public Transaction does not occur on December 20, 2005.

       3. Closing Date. In the event that the Public Transaction does not occur on or before December 31, 2005, this letter agreement shall be null and void and of no force and effect.

       Please indicate your agreement to the foregoing by signing this letter below.

                                          Very truly yours,

                                          ADVANCED AESTHETICS, INC.

                                           By: /s/ Andrew Lipman
                                   ----------------------------------------
                                    Name: Andrew Lipman
                                    Title: Vice President

AGREED:

L CAPITAL MANAGEMENT SAS

By:  /s/ Philippe Franchet
    ----------------------------------------
     Name: Philippe Franchet
     Title: Director